EXHIBIT 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PASSAGE BIO, INC. IF PUBLICLY DISCLOSED

AMENDMENT No. 7 TO AMENDED AND RESTATED RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT No. 7 to the Amended and Restated Research, Collaboration and License Agreement is entered into as of December 3, 2021 (the “Amendment No. 7 Effective Date”) by and between Passage Bio, Inc., a corporation organized under the laws of Delaware (“Passage” or “Licensee”) with offices at 2005 Market St, 39th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Amended and Restated Research Collaboration and License Agreement dated May 5, 2020, as amended by the Amendment No.1 dated August 13, 2020, Amendment No. 2 dated November 2, 2020, Amendment No. 3 dated December 9, 2020, Amendment No.4 dated June 2, 2021, Amendment No. 5, dated August 2, 2021, and Amendment 6, dated November 12, 2021 (the “Restated Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Restated Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Restated Agreement and herein, and intending to be legally bound hereby, the Parties amend the Restated Agreement and otherwise agree as follows:

1.  The Parties agree that Licensee has exercised its option to Huntington’s Disease under Section 2.6 of the Restated Agreement (i.e., a New Indication Option). The new Research Plan and Budget are included in Schedule A to this Amendment No. 7 to the Restated Agreement.

2.  Pursuant to Section 4.1.2 of the Restated Agreement, Licensee will pay the first half ($500,000) of the New Indication Option Fee for Huntington’s Disease.

3.  This Amendment No. 7 to Restated Agreement and the Restated Agreement itself contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Restated Agreement and this Amendment No. 7 to Restated Agreement. No amendments, changes, modifications or alterations of the terms and conditions of this Amendment No. 7 to Restated Agreement shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

4.  All terms and conditions of the Restated Agreement not changed by this Amendment No.7 to Restated Agreement shall remain in full force and effect.

5.    Signatures on this Amendment No. 7 to Restated Agreement may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment No. 7 to Restated Agreement shall be effective as if simultaneously executed.

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IN WITNESS WHEREOF the Parties hereto have caused this Amendment No. 7 to the Restated Agreement to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:	AGREED ON BEHALF OF:

PASSAGE BIO INC.	THE TRUSTEES OF THE UNIVERSITY OF
PENNSYLVANIA

By:	/s/ Bruce Goldsmith	By:	/s/ John S. Swartley
	(Signature)		(Signature)

Name: Bruce A. Goldsmith, Ph.D.		Name: John S. Swartley, PhD

Title: President and CEO		Title: Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND

UNDERSTOOD BY INSTITUTION

PRINCIPAL INVESTIGATOR

/s/ Dr. James Wilson

Name: Dr. James Wilson

Schedule A to

Amendment 7 of Research, Collaboration and License Agreement (ARCA)

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